Exhibit 99.1

American Education Center Signs Letter of Intent with Shanghai Open University for the Implementation of Four International Certificate Projects in China

Certificate projects proposed include ESL Exams, LinkedIn Recruiter Certification, NCBHH Board Certified Home Health Medical Coder and American Council on Exercise Certifications.

NEW YORK, NY July 27, 2018/GLOBE NEWSWIRE/ –American Education Center, Inc. (“AEC” or the “Company”) (OTCQB: AMCT), an emerging growth company providing educational and career enrichment opportunities for Chinese students studying in the United States, announced today that it has entered into a non-binding letter of intent (“LOI”) with Shanghai Open University, a leading education group in China, for the implementation of four international certificate projects in China.

Pursuant to the LOI, AEC and Shanghai Open University agreed to work together on four international certification projects. The potential certificate projects proposed in the LOI include, English as a Second Language (ESL) Exams, LinkedIn Recruiter Certification, NCBHH Board Certified Home Health Medical Coder (BCHH-C), and American Council on Exercise Certifications.

Shanghai Open University is expected to be responsible for organizing student registration, conducting classes, and administering exams. AEC is expected to provide relevant materials to support the certification examinations, including examination requirements, teaching materials, teaching resources, etc., and is expected to be responsible for issuing certificates.

Max P. Chen, Chairman and Chief Executive Officer of AEC, commented, “Shanghai Open University currently has 110,000 students pursing degrees and approximately 500,000 non-degree students. This includes a distance learning system as well as a headquarters university, a municipal center, 17 community colleges, 216 town and sub district community schools, and more than 5,000 learning centers.”

Mr. Chen continued, “We believe the varied student base of Shanghai Open University can greatly benefit from our certificate offerings. We expect that our English as a Second Language materials will be especially attractive to Shanghai Open University students due to the demand for English language skills among the student body and many years of expertise developing catered learning materials.”

About American Education Center, Inc. (OTCQB:AMCT)

Headquartered in New York with operations in China, American Education Center, Inc. is one of the most experienced and recognizable comprehensive education advisory service companies in the United States. Our service offerings include customized placement advisory, career advisory, and student and family services advisory designed to address the demand of rising middleclass families in China for quality education and career experience in the United States. We prioritize personalized attention to students, our ability to place educators and students at top universities globally, and understanding the recruiting needs of top universities for international students and faculty, within a single organization. For more information, please visit: www.aec100.com.

About Shanghai Open University

Shanghai Open University (SOU), formerly known as Shanghai TV University, was founded in 1960. The university carries out modern distance education to adults through various media, such as printed materials, audio-visual materials, multimedia courseware and online courses based on computer networks and satellite TV network. It provides degree education programs, vocational training programs and cultural and recreational education programs as well. For more information, please visit: http://global.sou.edu.cn/overview/

Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar statements. All statements other than statements of historical fact in this press release are forward-looking statements and involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These forward-looking statements are based on management’s current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates, but involve a number of unknown risks and uncertainties, Further information regarding these and other risks is included in the Company’s filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and actual results may differ materially from the anticipated results. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements.

For more information, please contact:

Nancy Qin

American Education Center, Inc.
Phone: (212) 825-0437

Email:f.qin@aec100.com

Tina Xiao
Ascent Investor Relations LLC
Phone: +1-917-609-0333
Email: tina.xiao@ascent-ir.com